UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street
Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

At meetings of the Board of Directors and the Compensation Committee of the Board of Directors of Idenix Pharmaceuticals, Inc. (the “Company”) held on February 28, 2005, the directors authorized the payment of annual bonus awards to the Company’s executive officers in accordance with the terms of each such officer’s employment agreement (each of which have been filed as exhibits to the Company’s Registration Statement on Form S-1 (No. 333-111157)) for services rendered by each such executive officer during the year ended December 31, 2004 and approved annual base salaries for 2005 for each of the Company’s executive officers.

     Identified below is the 2004 bonus data and 2005 annual base salary data with respect to each of the Company’s “named executive officers” (as defined in Regulation S-K item 402(a)(3)). The 2004 bonus award for each named executive officer was based on the Company’s overall performance, as well as such officer’s individual performance. The bonus targets for each named executive officer is set forth in their respective employments agreement.

Named Executive Officer	2005 Base Salary	2004 Bonus		2005 Option Grant
				(shares)
Jean-Pierre Sommadossi Chairman of the Board President and Chief Executive Officer	$475,000	$225,000		150,000	(1)
David A. Arkowitz Chief Financial Officer and Treasurer	298,700	120,000		30,000	(2)
Guy Macdonald Executive Vice President, Operations	298,700	110,000		30,000	(2)
Nathaniel A. Brown Chief Medical Officer, Executive Vice President, Clinical Research	290,000	100,000		30,000	(2)
Andrea J. Corcoran Executive Vice President, Legal and Administration	267,800	85,000		30,000	(2)
David M. Shlaes Senior Fellow (3)	200,000	131,666	(4)	—

(1)	The option vests and becomes exercisable as to 30,000 shares on February 28, 2006 and as to 2,500 shares on the last day of each month thereafter for a period of 48 months.

(2)	The option vests and becomes exercisable as to 625 shares on the last day of each month for a 48 month period beginning on March 31, 2005.

(3)	Dr. Shlaes resigned as our Executive Vice President, Research and Development on November 2, 2004. Dr. Shlaes currently serves as a Senior Fellow of the Company.

(4)	Includes $66,666 received as an installment payment of the sign on bonus awarded to Dr. Shlaes upon the commencement of his employment with us in June 2002.

The Compensation Committee also awarded to Charles W. Cramb, a non-employee director, an option to purchase 10,000 shares of the Company’s common stock for his service as a director. The option is vested on the date of grant as to 3,333 shares and becomes exercisable as to 833 shares on the last day of each month for an 8 month period beginning on March 31, 2005.

Additionally, the Board of Directors amended the nonemployee director compensation plan. The Company offers compensation to those members of the Board of Directors who are not (i) employees of the Company; (ii) employees of Novartis Pharma AG or its affiliates; or (iii) affiliates of entities which previously held shares of our preferred stock (the “Independent Directors”). Pursuant to the amended director compensation plan, the following compensation is paid to our Independent Directors:

•	$30,000 per year retainer, plus an additional $5,000 for each committee chaired;

•	an option to purchase 15,000 shares of the Company’s common stock on the date of appointment or initial election as a director;

•	an option to purchase 20,000 shares of the Company’s common stock immediately after the meeting of the stockholders or a pro rata amount thereof if the director is appointed to the board at a time other than immediately following election at the annual meeting of stockholders.

Each option granted under the Company’s nonemployee director compensation plan vests and becomes exercisable ratably over a 12 month period.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: March 4, 2005	By:	/s/ Andrea J. Corcoran

Andrea J. Corcoran Executive Vice President, Legal and Administration